Exhibit 31.1

CERTIFICATION

I, David A. Levin, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Casual Male Retail Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 8, 2010	/s/ DAVID A. LEVIN
David A. Levin Chief Executive Officer